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                                                                  EXHIBIT 10.16

                                CUTTER & BUCK
                              STOCK BONUS PLAN

Section 1. PURPOSES OF THE PLAN. The purposes of this Cutter & Buck Stock Bonus Plan (the "Plan") are to enable Cutter & Buck Inc. and its subsidiaries (the "Company") to attract, retain and motivate officers and other key employees and to encourage ownership of stock in the Company on the part of such personnel.

Section 2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

Section 3. ELIGIBILITY. Any officer of the Company shall be eligible to participate in the Plan. In addition, other key employees of the Company who are, in the judgment of the Committee, responsible for or contribute to the management, growth and/or profitability of the Company may be designated by the Committee from time to time as being eligible to participate in the Plan (such officers and key employees who are so designated by the Committee are referred to herein as "Eligible Employees").

Section 4. PARTICIPATION. Eligible Employees who are participants in the Company's discretionary cash bonus plan (the "Cash Bonus Plan") may, but are not required to, elect to receive shares of Restricted Stock under the Plan in lieu of the right to receive all or any portion of the payment in cash under the Cash Bonus Plan. The number of shares of Restricted Stock to be issued to a Participant under the Plan shall be determined by multiplying (i) the participation percentage elected by such Participant by (ii) the gross amount of the cash bonus which would have been payable to that Participant with respect to that fiscal year under the Cash Bonus Plan if the Participant had not elected to participate in the Plan, and then dividing the resultant amount by the applicable Computation Value (defined below) of the Stock; provided that no fractional shares of Restricted Stock shall be issued, and the amount computed by multiplying any fractional share interest otherwise resulting from such determination by the applicable Computation Value shall be paid over to the Participant (net of any applicable tax withholding). "Computation Value" shall be computed by multiplying the closing price of the Company's Common Stock as reported by Nasdaq (or such other principal market on which such stock is traded on such date) as of the day on which the applicable cash bonus is declared under the Cash Bonus Plan by such factor (the "Discount Factor") as is determined by the Committee from time to time to be appropriate to reflect both the impact on valuation of the restrictions applicable to the Restricted Stock under Section 5 and the risk of forfeiture of the Restricted Stock by a Participant. Until such time as determined otherwise by the Committee, the Discount Factor shall be 85 percent.

Section 5.  RESTRICTED STOCK.

       (a) The maximum number of shares of Restricted Stock which may be issued under the Plan shall be not more than 25,000 and the maximum number of shares of Restricted Stock which may be issued under the Plan to any one Participant in any one year shall be not more than 7,500, both subject to adjustment as provided in Section 6 hereof. In the event shares of Restricted Stock are forfeited prior to the end of the period during which the restrictions on the


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Restricted Stock expire, the forfeited shares of Restricted Stock will become available for future issuance under the Plan.

       (b) Each Participant who receives shares of Restricted Stock hereunder may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. Each certificate, if any, issued to a Participant shall be registered in the name of such Participant and, during the applicable Restricted Period, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Restricted Stock, substantially in the following form:

            "The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cutter & Buck Stock Bonus Plan. A copy of such plan is on file in the offices of Cutter & Buck, 2701 First Avenue, Suite 500, Seattle, Washington 98121."

       The Committee may require that any stock certificate issued in the name of a Participant evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of the issuance of a certificate for Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares covered by such certificate.

       In lieu of the issuance of a certificate for any shares of Restricted Stock during the applicable Restricted Period, a "book entry" (i.e., a computerized or manual entry) may be made in the records of the Company to evidence the ownership of such shares of Restricted Stock in the name of the applicable Participant.

       (c) The shares of Restricted Stock received by a Participant under the Plan shall be subject to the following restrictions and conditions:

            (i) Subject to the provisions of the Plan, shares of Restricted Stock received hereunder may not be sold, transferred, pledged or assigned until the Shares are vested. Shares of Restricted Stock shall vest while the Participant is an employee of the Company over a two-year period, with twenty-five percent (25%) of such shares vesting every six (6) months from the date of grant.

            (ii) The Participant shall have the right to vote or direct the vote of his or her shares of Restricted Stock, whether vested or unvested, and shall have the right to receive any regular cash dividends on all such shares of Restricted Stock. Shares of Common Stock received as a result of a stock dividend or stock split with respect to shares of unvested Restricted Stock shall be treated as additional shares of unvested Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to any other extraordinary dividends on the shares of unvested Restricted Stock.

            (iii) Certificates for shares of Restricted Stock shall be delivered to the Participant promptly after they are vested. If certificates evidencing such shares of Restricted Stock were previously issued bearing the legend set forth in Section 5(b) hereof, such certificates

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shall be canceled and new certificates not bearing such legend shall be issued for delivery to the Participant.

            (iv) Upon termination of a Participant's employment with the Company for any reason other than death or Disability (defined below), such Participant shall forfeit all unvested Restricted Stock, and shall be entitled to receive nothing in lieu thereof, not even the amount by which the Participant's right to receive compensation in cash was reduced in connection with the receipt of such forfeited Restricted Stock.

            (v) In the event of the termination of the Participant's employment with the Company as the result of the death or Disability of such Participant, the rights of such Participant in and to the shares of Restricted Stock held by or for the account of such Participant shall immediately vest and such shares of Restricted Stock shall no longer be subject to forfeiture hereunder. "Disability" shall mean total and permanent disability as determined under the Company's long-term disability program as from time to time in effect.

            (vi) It shall be a condition to the obligation of the Company to issue Stock upon the lapse of restrictions on Restricted Stock that the Participant (or any beneficiary) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares.

Section 6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION/CHANGE IN CONTROL. In the event of any change in the outstanding capital stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event and such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all restrictions on any shares of Restricted Stock granted hereunder shall be immediately removed and such shares shall be deemed fully vested and no longer subject to forfeiture.

Section 7. AMENDMENT AND TERMINATION. The Plan may be amended or terminated at any time and from time to time by the Board. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock theretofore received hereunder without such Participant's written consent.

Section 8. NO EMPLOYMENT RIGHTS. Neither the adoption of the Plan by the Company nor the participation in the Plan by any employee shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

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